                   OFFER TO EXCHANGE AND CONSENT SOLICITATION
                              U S WEST FINANCING I
         7.96% TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                               (CUSIP 90388D204)
                                      FOR
                            MEDIAONE FINANCE TRUST I
             % TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                               OR $   .   IN CASH

----------------------------------------------------------------------

 THE SERIES I OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON         , JUNE   , 1998, UNLESS EXTENDED.

--------------------------------------------------------------------------------

To Our Clients:

    Enclosed for your consideration are the Prospectus, dated May   , 1998 (as
amended or supplemented and including all documents incorporated therein by reference, the "Prospectus") and a form of Letter of Transmittal and Consent (the "Letter of Transmittal") relating to the offer by U S WEST Capital Funding, Inc. ("Capital Funding") to exchange 7.96% Trust Originated Preferred Securities (the "Old Series I Preferred Securities") of U S WEST Financing I (the "Old
Series I Trust"), for an equal amount of    % Trust Originated Preferred
Securities (the "New Series I Preferred Securities") of MediaOne Finance Trust I
(the "New Series I Trust") or $   .   in cash per Old Series I Preferred
Security (the "Series I Offer"). The terms of the New Series I Preferred Securities are set forth in the Prospectus. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Prospectus.

    In connection with the Offers, U S WEST, Inc. ("U S WEST") and Capital Funding are soliciting Consents from the holders of record of Old Series I Preferred Securities as of May 6, 1998 (the "Record Date") to the Proposed Amendments. The proper tender by holders of Old Series I Preferred Securities as of the Record Date will constitute the giving of a Consent by such holders with respect to such Old Series I Preferred Securities. Holders of Old Series I Preferred Securities who acquired such Old Series I Preferred Securities after the Record Date will have the right to tender their Old Series I Preferred Securities pursuant to the Offers but will not have the right to provide Consents. A holder of Old Series I Preferred Securities as of the Record Date will be permitted to provide such holder's Consent even if such holder does not tender Old Series I Preferred Securities pursuant to an Offer.

    We are the holder of record of Old Series I Preferred Securities held for your account. A tender of such Old Series I Preferred Securities can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal relating to the Old Series I Preferred Securities is furnished to you for your information now and cannot be used by you to tender Old Series I Preferred Securities held by us for your account.

    We request instructions as to whether you wish us to tender (or, if applicable, provide Consents with respect to) any or all of the Old Series I Preferred Securities held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the applicable Letter of

------------------------

-SM-  "Trust Originated Preferred Securities" and "TOPrS" are services marks of
        Merrill Lynch & Co.

Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders," any Soliciting Dealer who solicited your tender of Old Series I Preferred Securities.

    Your attention is called to the following:

    1.  The Series I Offer and related withdrawal rights expire at 5:00 P.M.,
New York City time, on         ,            , 1997, unless extended.

    2. The Series I Offer is being made in connection with the separation of U S WEST into two separate companies (the "Separation"). Consummation of the Series I Offer is conditioned upon, among other things, the satisfaction of certain conditions to the Separation described in the Prospectus (including the approval of the Separation by U S WEST's stockholders) (the "Separation Condition"). Consummation of the Series I Offer is also conditioned upon tenders by a sufficient number of holders of Old Series I Preferred Securities such that there be at least 400 record or beneficial holders of at least 1,000,000 New Series I Preferred Securities to be issued in exchange for such Old Series I Preferred Securities (the "Minimum Distribution Condition"). The Separation Condition and Minimum Distribution Condition may not be waived by Capital Funding.

    3. If you owned Old Series I Preferred Securities as of the Record Date, you may not validly tender Old Series I Preferred Securities without delivering a Consent to the Proposed Amendments. The proper tender of Old Preferred Securities by holders as of the Record Date will constitute the giving of a Consent by such holders. If you did not own Old Series I Preferred Securities as of the Record Date, you will not be eligible to deliver a Consent. If you owned Old Series I Preferred Securities as of the Record Date, you may deliver a Consent even if you do not elect to tender Old Series I Preferred Securities. No separate payments are being made for Consents.

    4. Tendering stockholders will not pay brokerage fees or commissions, solicitation fees or, subject to Instruction 5 of the Letter of Transmittal relating to the Old Series I Preferred Securities, any stock transfer taxes applicable to the exchange of Old Series I Preferred Securities pursuant to the Series I Offer.

    Please note that a Question and Answer pamphlet regarding the Series I Offer is enclosed for your information.

    If you wish to have us tender or deliver a Consent with respect to any or all of your Old Series I Preferred Securities, please instruct us by completing, executing, detaching and returning to us the detachable portion hereof captioned "Instructions With Respect to the Series I Offer." An envelope to return your instructions to us is enclosed. Unless specified on such instructions, tenders of or Consents with respect to all such Old Series I Preferred Securities will be made on your behalf. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Series I Expiration Date.

    THE SERIES I OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OLD SERIES I PREFERRED SECURITIES IN ANY JURISDICTION IN WHICH THE MAKING OF THE SERIES I OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE SERIES I OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE SERIES I OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF CAPITAL FUNDING BY MERRILL LYNCH & CO., LEHMAN BROTHERS INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                INSTRUCTIONS WITH RESPECT TO THE SERIES I OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus, dated May   , 1998, and the Letter of Transmittal and Consent
relating to the Old Series I Preferred Securities in connection with the Series I Offer by Capital Funding to exchange Old Series I Preferred Securities for New Series I Preferred Securities or cash.

    This will instruct you to tender the number of Old Series I Preferred Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal relating to the Old Series I Preferred Securities.

TENDER FOR NEW SERIES I PREFERRED SECURITIES BY HOLDERS AS OF THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account will be tendered in the Series I Offer for New Series I Preferred Securities. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you. We understand that since the Old Series I Preferred Securities held by you for our account were held as of the Record Date, the tender of Old Series I Preferred Securities will constitute the Consent to the Proposed Amendments.

/ /  ___________________ shares*

TENDER FOR CASH BY HOLDERS AS OF THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account will be tendered in the Series I Offer for cash. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you. We understand that since the Old Series I Preferred Securities held by you for our account were held as of the Record Date, the tender of Old Series I Preferred Securities will constitute the Consent to the Proposed Amendments.

/ /  ___________________ shares*

TENDER FOR NEW SERIES I PREFERRED SECURITIES BY HOLDERS WHO ACQUIRED OLD SERIES
  I PREFERRED SECURITIES AFTER THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account, will be tendered in the Series I Offer for New Series I Preferred Securities. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you.

/ /  ___________________ shares*

TENDER FOR CASH BY HOLDERS WHO ACQUIRED OLD SERIES I PREFERRED SECURITIES AFTER
  THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account, will be tendered in the Series I Offer for cash. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you.

/ /  ___________________ shares*

CONSENT ONLY BY HOLDERS AS OF THE RECORD DATE:

/ / By checking this box, we instruct you to deliver a Consent with respect to all Old Series I Preferred Securities held by you for our account as of the Record Date which are not being tendered in the Series I Offer. If Consents should be provided with respect to fewer than all Old Series I Preferred Securities not tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities as to which Consents should be provided.

/ /  ___________________ shares*

------------------------

* Unless otherwise indicated, it will be assumed that all such Old Series I Preferred Securities are to be tendered or that Consents are to be provided with respect to all such Old Series I Preferred Securities.

                                   SIGN HERE

SIGNATURE(S): __________________________________________________________________

NAME(S): _______________________________________________________________________

ADDRESS(ES): ___________________________________________________________________

SOCIAL SECURITY OR TAXPAYER ID NO(S).: _________________________________________

DATED: _________________________________________________________________________

                                (SEE OTHER SIDE)

            PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                             WHO SOLICITED YOUR TENDER.

                               SOLICITED TENDERS

The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

Name of Firm: __________________________________________________________________
                                 (PLEASE PRINT)

Name of Individual Broker
or Financial Consultant: _______________________________________________________

Identification Number (if known): ______________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
                               (INCLUDE ZIP CODE)

                                   SIGN HERE

X

                     X
                SIGNATURE(S)                       PRINT NAME(S) AND ADDRESS(ES) HERE

Dated: